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                                  BY-LAW NO. 1

     a by-law relating generally to the transaction of the business and affairs of

                       NORTHWESTERN MINERAL VENTURES INC.

                               (THE "CORPORATION")


BE IT ENACTED as a by-law of the Corporation as follows:

                         DEFINITIONS AND INTERPRETATION

1.   DEFINITIONS

     In this by-law:

          "Act" means the Business Corporations Act (Ontario) and the regulations thereunder, as amended from time to time, or any successor Act or regulations thereto, as the case may be;

          "Board" means the board of directors of the Corporation;

          "Meetings of shareholders" includes annual and special meetings.

     Unless it is otherwise provided for herein, any other words and expressions used in this by-law have the meaning attributed thereto in the Act.

2.   INTERPRETATION

     Words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa.

                            MEETINGS OF SHAREHOLDERS

3.   ANNUAL MEETING

     If required, the annual meeting of shareholders shall be held at the time and place determined by the Board for the purpose of hearing and receiving the reports and statements required by the Act to be read or laid before the shareholders of the Corporation at an annual meeting, electing directors, appointing auditors, if any, and fixing or authorizing the Board to fix the auditor's remuneration and for the transaction of such other business as may properly be brought before the meeting.

4.   SPECIAL MEETING

     Subject to the Act, the Board may at any time call a special meeting of shareholders of the Corporation to be held at the time and place determined by the Board.

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5.   NOTICES

     Notice of the time and place of each meeting of shareholders shall be sent not less than 10 nor more than 50 days before the date of the meeting to each director, to the auditor, if any, and to each shareholder entitled to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements, the auditor's report, if any, election of directors and reappointment of the incumbent auditor, if any, shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

6.   PERSONS ENTITLED TO BE PRESENT

     The only persons entitled to attend a meeting of shareholders are those persons entitled to vote thereat, the directors of the Corporation, the auditor of the Corporation, if any, and others who are entitled or required under any provision of the Act or the by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.   QUORUM

     Two persons whether present in person or represented by proxy entitled to vote at a meeting of shareholders, constitute a quorum. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.

8.   PROXIES

     (a) A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

     (b) A proxy shall be executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized.

9.   REPRESENTATIVE

     If a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder.

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10.  SCRUTINEERS

     At each meeting of shareholders one or more scrutineers may be appointed to serve at the meeting by a resolution of the meeting or by the chairman with the consent of the meeting. Such scrutineers need not be shareholders of the Corporation.

11.  VOTES TO GOVERN

     Subject to the Act or the articles of the Corporation or a unanimous shareholder agreement, at all meetings of shareholders, all questions proposed for the consideration of the shareholders shall be determined by a majority of the votes cast on the question. In the case of an equality of votes the Chairman of the meeting shall not be entitled to a second or casting vote.

12.  VOTING

     (a) Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. Upon a show of hands every person present and entitled to vote has one vote. Whenever a vote by show of hands has been taken upon a motion, unless a ballot thereon is demanded, a declaration by the chairman of the meeting that the vote upon the motion has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion, and the result of the vote so taken is the decision of the shareholders of the Corporation upon the motion. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

     (b) Upon a ballot each shareholder who is present or represented by proxy is entitled, in respect of the shares which he is entitled to vote at the meeting upon the motion, to that number of votes provided by the Act or the articles in respect of those shares and the result of the ballot is the decision of the shareholders of the Corporation upon the motion.

13.  CHAIRMAN

     In the event that the chairman of the board, if any, the president or any vice-president fails to assume the chairmanship of a meeting in accordance with paragraphs 21, 22 and 23 of this by-law within 15 minutes after the time appointed for the holding of the meeting, the persons present at the meeting and entitled to vote thereat shall choose a person from their number to be the chairman of the meeting.

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                                    DIRECTORS

14.  QUORUM

     Subject to the articles of the Corporation, a quorum at any meeting of directors is:

     (a) Where the articles set out the number of directors, a majority of that number; or

     (b) Where the articles set out the minimum and maximum number of directors, a majority of the number of directors which then constitutes the Board.

15.  ELECTION AND TERM

     Shareholders of the Corporation shall, at the first meeting of shareholders and at each succeeding annual meeting of shareholders, elect directors to hold office for a term expiring at the first annual meeting of shareholders following their election.

16.  CALLING OF MEETINGS

     The Board, a quorum of the directors, the president or the secretary may at any time call a meeting of the Board to be held at the time and place determined by the Board or by the person calling the meeting. Meetings of the Board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the Board need not be held within Canada. Notice of every meeting so called shall be given to each director by sending the notice not less than 2 days before the day on which the meeting is to be held. A director may in any manner and at any time waive notice of a meeting of directors and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

     If a quorum of directors is present, each newly elected Board may without notice hold its first meeting for the purposes of its organization and the election and appointment of officers immediately following the meeting of shareholders at which such Board was elected.

17.  NOTICES

     Notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

18.  CHAIRMAN

     In the event that the chairman of the board, if any, the president or any vice-president fails to assume the chairmanship of a meeting in accordance with paragraphs 21, 22 and 23 of this by-law within 15 minutes after the time appointed for the holding of the

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     meeting, the persons present at the meeting and entitled to vote thereat shall choose a person from their number to be the chairman of the meeting.

19.  VOTES TO GOVERN

     At all meetings of the Board every question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the Chairman of the meeting shall not be entitled to a second or casting vote.

                                    OFFICERS

20.  APPOINTMENT

     Subject to the articles and any unanimous shareholder agreement, the Board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Two or more offices of the Corporation may be held by the same person.

21.  CHAIRMAN OF THE BOARD

     The Board may from time to time appoint a chairman of the board who shall be a director. If appointed, the chairman shall, subject to the provisions of the Act, the articles or any unanimous shareholder agreement, preside at all meetings of the shareholders and of the Board and have such other powers and duties as the Board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

22.  PRESIDENT

     Subject to any duties imposed upon the chairman of the board, if one is appointed, the president shall preside at all meetings of the shareholders and of the Board and is responsible for the general supervision, subject to the authority of the Board, of the business and affairs of the Corporation.

23.  VICE-PRESIDENT

     During the absence or inability of the president to act, his duties shall be performed and his powers shall be exercised by the vice-president, if any, or if there is more than one, by the vice-president selected by the Board. A vice-president shall also perform such duties and exercise such powers as the president or the Board may from time to time delegate to him.

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24.  SECRETARY

     The secretary shall:

     (a) Give or cause to be given all notices required to be given to shareholders, directors, auditors and members of committees;

     (b) Attend all meetings of directors, shareholders and committees and enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; and

     (c) Be the custodian of all books, papers, records, documents, corporate seals, if any, and other instruments of the Corporation save those entrusted by resolution of the Board to the custody of the treasurer or other officer or agent of the Corporation.

     The secretary may delegate his duties to a nominee from time to time.

25.  TREASURER

     The treasurer shall keep or cause to be kept full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation; control the deposit of money, the safekeeping of securities and the disbursement of funds; and render to the Board whenever required of him, an account of the financial affairs of the Corporation.

26.  POWERS AND DUTIES OF OTHER OFFICERS

     The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant unless the Board or the president otherwise directs.

27.  VARIATION OF POWERS AND DUTIES

     The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

28.  TERM OF OFFICE

     The terms of employment of the officers shall be settled by the Board. In the absence of written agreement to the contrary, each officer holds office until he resigns, his successor is appointed or he is removed by the Board at its pleasure.

29.  FIDELITY BONDS

     The Board may at any time require any officer, employee or agent of the Corporation to furnish a bond for the faithful discharge of his duties, in such form and with such surety as the Board determines.

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                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

30.  LIMITATION OF LIABILITY

     No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

31.  INDEMNITY

     Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

     (a) He acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                      BANKING ARRANGEMENTS, CONTRACTS, ETC.

32.  BANKING ARRANGEMENTS

     All funds of the Corporation shall be deposited in its name in such account or accounts as are designated by the Board. Withdrawals from such account or accounts and the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money with the institution maintaining such account or accounts shall be made by such person or persons as the Board from time to time determines.

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33.  EXECUTION OF INSTRUMENTS

     Deeds, transfers, assignments, contracts and any other documents of the Corporation, shall be signed by any officer or director or as otherwise directed by the board.

     Any director or officer of the Corporation is hereby authorized and directed to sign any articles on behalf of the Corporation.

     Notwithstanding any provision to the contrary contained in the by-laws of the Corporation, the Board may at any time or times direct the manner in which and the person or persons by whom any particular deed, transfer, assignment, contract or other document, or any class of deeds, transfers, assignments, contracts or other documents, shall be signed.

                                     SHARES

34.  SHARE CERTIFICATES

     (a) Every shareholder is entitled, at his option, to a share certificate or a non-transferable written acknowledgement of his right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by him, but the Corporation is not bound to issue more than one share certificate in respect of a share or shares held jointly by several persons, and delivery of a share certificate to one of several joint shareholders is sufficient delivery to all.

     (b) A share certificate shall be manually signed by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or other authenticating agent of the Corporation.

     (c) Notwithstanding the foregoing, a fractional share certificate need not be manually signed.

35.  REPLACEMENT OF SHARE CERTIFICATES

     Where the registered holder of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate if the owner:

     (a) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser;

     (b) files with the Corporation an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and

     (c) satisfies any other reasonable requirements imposed by the Corporation.

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36.  LIEN ON SHARES

     The Corporation has a lien on each share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

37.  ENFORCEMENT OF LIENS

     If any shareholder (the "Defaulting Shareholder") defaults in payment of any monies owing by such shareholder to the Corporation, which default continues for a period of 30 days after notice in writing of such default has been given by the Corporation to such shareholder, the Corporation may sell all or any part of the shares then registered in the name of the Defaulting Shareholder (the "shares") at a bona fide public or private sale or auction, at which sale or auction any director, officer or shareholder of the Corporation may purchase the shares or the Corporation may purchase the shares free of any right or equity of redemption, which right or equity is hereby expressly waived. The terms and manner of auction or sale shall be at the sole discretion of the Corporation. The Corporation may accept any offer which it in its absolute discretion considers advisable upon such terms, whether cash or credit or partly cash and partly credit, as it in its discretion considers advisable. Notice of any public or private sale or auction shall be given to the Defaulting Shareholder at least 15 days prior to the date on which such sale is to be held. The proceeds of such sale shall be used and applied firstly to the cost and expense of such sale incurred by the Corporation, including legal fees, secondly to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale and thirdly, for the payment in full of the monies due to the Corporation from any Defaulting Shareholder. The balance of the proceeds, if any, shall be paid to the Defaulting Shareholder. If the proceeds of the sale are insufficient to pay the amount due to the Corporation, then the Defaulting Shareholder shall remain liable the Corporation for any such deficiency. The rights of the Corporation hereunder shall be in addition to any rights at law available to the Corporation for the enforcement of its liens or for the collection of the debt of the Defaulting Shareholder.

                             CORPORATE DISTRIBUTIONS

38.  DIVIDENDS

     A dividend payable in cash shall be paid by cheque to the order of each registered holder of shares of the class in respect of which such dividend has been declared as at the record date for the determination of shareholders entitled to receive such dividend and delivered to each such holder or mailed by ordinary mail, postage prepaid, to such holder at his last address appearing on the securities register of the Corporation unless such holder otherwise directs in writing. In the case of joint holders the cheque shall, unless such joint holders otherwise direct in writing, be made payable to the order of all of such joint holders and if more than one address appears on the securities register of the Corporation in respect of such joint holding the cheque shall be delivered or mailed to the first address so appearing. The mailing or delivery of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid at par in Canadian funds on due presentation at the municipality

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     in which the registered office of the Corporation is situate or at any other place where it is by its terms payable. In the event of non-receipt of any dividend cheque by the person to whom it is mailed or delivered as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount upon being furnished with such indemnity and evidence of non-receipt as the Board may from time to time prescribe, whether generally or in any particular case.

39.  JOINT SHAREHOLDERS

     If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificates issued in respect thereof and for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

                                     NOTICE

40.  METHOD OF GIVING

     A notice or document required by the Act, the regulations, the articles or the by-laws to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to:

     (a) The shareholder at his latest address shown in the records of the Corporation or its transfer agent; and

     (b) The director at his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

41.  WAIVER OF NOTICE

     Where a notice or document is required by the Act or the regulations or by any by-law to be sent, the notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

42.  OMISSIONS AND ERRORS

     The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant or otherwise founded thereon.

43.  NOTICE TO JOINT SHAREHOLDERS

     All notices with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect to such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

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44.  PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

     Every person who, by operation of law, transfer, death of a shareholder or by any other means whatsoever, becomes entitled to any share or shares shall be bound by every notice in respect of such share or shares which is duly given to the person from whom he derived his title to such share or shares until such time as his name and address are entered on the books of the Corporation (whether it be before or after the event upon which he became so entitled).

45.  SIGNATURE OF NOTICE

     The signature of any notice to be given by the Corporation may be written or printed or partly written and partly printed.

                             SHAREHOLDERS' AGREEMENT

46.  SHAREHOLDERS' AGREEMENT

     Notwithstanding anything contained in this by-law and any amendment or supplement hereto, the provisions of this by-law and any amendment or supplement hereto shall be amended to the extent necessary to give effect to the provisions of any shareholders' agreement in force between the Corporation and its shareholders, and to the extent that there is any conflict between the provisions of this by-law and any amendment or supplement hereto and any such shareholders' agreement, the provisions of such shareholders' agreement shall prevail.

47.  RESTRICTIONS ON TRANSFER

     In addition to any restriction on transfer imposed by applicable law, no shares shall be transferred without the consent of the board of directors by resolution or in writing.


MADE by the Board the 26th day of September, 2003.




                                                "Peter Karlechuk"
                                                --------------------------------
                                                PETER KARLECHUK, PRESIDENT


CONFIRMED by the shareholder in accordance with the Act the 26th day of September, 2003.




                                                "Peter Karlechuk"
                                                --------------------------------
                                                PETER KARLECHUK, PRESIDENT



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                                  BY-LAW NO. 2

          being a by-law to amend By-law No. 1 of Northwestern Mineral Ventures Inc. (the "Corporation")


BE IT ENACTED as a by-law of the Corporation as follows:

     That Paragraph No. 47 of By-law No. 1 be revoked in its entirety, and any other by-laws inconsistent herewith be and the same are hereby repealed.


MADE by the board the 7th day of January, 2004.




                                                "Kabir Ahmed"
                                                --------------------------------
                                                Kabir Ahmed, President






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                       CONFIRMATION BY THE SHAREHOLDER OF
                       NORTHWESTERN MINERAL VENTURES INC.

REPEAL OF PARAGRAPH 47 OF BY-LAW NO. 1
--------------------------------------


The repeal of Paragraph 47 of By-law No. 1, enacted by the directors on January 7, 2004, be and the same is hereby confirmed by the shareholder of the Corporation.


DATED the 21st day of January, 2004.


                                                "Kabir Ahmed"
                                                --------------------------------
                                                KABIR AHMED




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